UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	April 25, 2011

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	763-504-3000

(Former name or former address, if changed since last report)

Item 5.02 Compensatory Arrangements of Certain Officers

Effective April 25, 2011, Multiband Corporation (the Company) entered into new employment agreements with James Mandel, Chief Executive Officer, and Steven Bell, Chief Financial Officer, extending their terms of employment until December 31, 2014. Complete copies of both agreements are attached hereto as Exhibits and are incorporated into this Item 5.02.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

Date:           April 28, 2011

Exhibits: Employment Agreements of James Mandel and Steven Bell dated April 25, 2011.